State of Deleware

Secretary of State

Division of Corporations

Delivered 01:45pm 05/28/2014

FILED 01:29 PM 05/28/2014

SRV 140730135-5540824 FILE

CERTIFICATE OF INCORPORATION

OF

CALEMINDER INC

FIRST The name of this corporation is CALEMINDER INC

SECOND The address of the registered office of the Corporation in the State of Deleware is located at 108 West 13th Street Wilmington Deleware, 19801 located in the County of New Castle.. The name of the registered agent at that address is :Business Filings Incorporated .

THIRD The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Deleware

FOURTH The total number of stock which the corporation is authorized to issue is 500,000,000 shares of common stock having a ( $0.0001) par value.

FIFTH No director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director ,provided ,however ,that the foregoing clause shall not apply to any liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders , (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law ,(iii) under Section 174 of the General Corporation Law of the State Of Deleware, or (iv) for any transaction from which the director derived an improper personal benefit .This Article shall not eliminate or limit the liability of a director for any act or omission occurring prior to the time this Article became effective.

SIXTH The name and address of the incorporator is Business Filings Incorporated 8040 Excelsior Dr Suite 200 Madison W1 53717

SEVE The name and address of the corporation is

SHIRA HALPERIN 6812 CHEROKEE BALTIMORE MARYLAND 21209.

I THE UNDERSIGNED the incorporator for the purpose of forming a corporation under the laws of the State of Deleware

Do make file and record this Certificate of Incorporation and do certify that the facts herein are true

Business Filings Incorporated , Incorporator
MARK WILIAMS AVP
Dated May 28 2014